Exhibit 10.1

February 23, 2026

Re:    RSU Cancellation Agreement

Dear _______:

In consideration of your continuing role with NeoVolta, Inc. (the “Company”) and in exchange for the receipt of option grants as described in Section 2 below, the undersigned (“Grantee”) and the Company are entering into this letter agreement (this “Agreement”) pursuant to which the Grantee and the Company hereby mutually agree to the cancellation of the Restricted Stock Unit Awards set forth on the signature page hereto (the “RSUs”) under the Company’s 2019 Stock Plan, as amended (as amended, the “Plan”), as set forth in that certain Restricted Stock Unit Agreement (together, the “Award Agreement”). The Grantee acknowledges that they have been advised to consult with legal and tax advisors regarding the tax consequences of this cancellation and exchange.

1. Cancelled RSUs. Grantee and the Company mutually agree that the RSUs are hereby cancelled, effective as of the date hereof.

2. Option awards. Grantee and the Company hereby acknowledge that in consideration for the cancellation of the RSUs, the Company intends to issue new option awards to you in such amount as approved by the Compensation Committee of the Company’s Board of Directors, in accordance with the terms of the Plan. Such option awards shall be evidenced by a separate stock option agreement to be executed by the parties.

3. Surrender, Waiver and Release. The parties further acknowledge and agree:

(a) By signing this Agreement below, Grantee acknowledges and agrees that as of the date hereof, that Grantee shall have no rights in or to the RSUs.

(b) Grantee, on behalf of themselves and their heirs, executors, administrators, and assigns, hereby waives all rights and releases all claims against (i) the Company and its successors, (ii) all of the Company’s affiliates and their respective successors, and (iii) officers, directors, employees and other service providers of the Company and its affiliates and their respective successors, in each case, with respect to the RSUs and the Award Agreement.

4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

5. Entire Agreement. This Agreement, together with the Plan and the option agreement(s) to be entered into pursuant to Section 2, constitutes the full and entire understanding and agreement between the parties with respect to the cancellation and surrender of the RSUs and the issuance of replacement option awards, and supersedes all prior understandings and agreements relating to the RSUs existing between the parties.

6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.

7. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

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8. Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, ..GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. To the extent a party signs this Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Agreement electronically, and electronic signatures appearing on this Agreement (or entered as to this Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

The parties hereby agree to the terms set forth above as of the date first set forth above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NEOVOLTA, INC.

By:
Name:
Title:

GRANTEE

List of RSUs subject to cancellation:

Number of RSUs	Date of Grant	Date of Agreement governing RSU Grant

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